Exhibit 99.1

OUR BUSINESS

The following disclosure supplements the descriptions of Stablecoin Development Corporation’s (“SDEV,” the “company” or the “Company,” “we,” “us,” or “our”) business contained in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2026, as amended by Form 10-K/A filed with the SEC on April 29, 2026 (collectively, the “Form 10-K”), and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on July 30, 2026, each of which is incorporated by reference in this filing, and, to the extent inconsistent with those descriptions, supersedes them.

Overview

In the past year, we completed a comprehensive realignment of our business. We have adopted a capital allocation strategy focused on acquiring digital assets that provide exposure to economic participation within open digital financial networks.

On January 16, 2026, we completed a private placement of pre-funded warrants to purchase an aggregate of 167,539,227 shares of our common stock, par value $0.01 per share (“Common Stock”) in exchange for approximately $25.0 million in cash and an aggregate of approximately $109.0 million in SKY tokens (“SKY”) and stablecoins, for aggregate gross proceeds of approximately $134.0 million (the “January 2026 Private Placement”). The proceeds from the January 2026 Private Placement support a multi-year capital allocation strategy focused on acquiring and holding a portfolio of select digital assets that exhibit revenue-generating characteristics, consistent with our operating and risk framework, with SKY, the governance token of the decentralized Sky Protocol, being the only currently approved asset.

Our approach anticipates that we may:

●	Hold digital assets, including SKY, for extended periods as long-term positions intended to participate in protocol-level economics and potential capital appreciation;

●	Periodically monetize a portion of holdings for general corporate purposes, including to manage tax positions in accordance with applicable law;

●	Evaluate opportunities to generate liquidity or financing that reference or are collateralized by assets held by the Company, including SKY; and

●	Continue to invest in internal capabilities and third-party relationships necessary to transact, settle, account for, and safeguard SKY.

The execution and scope of this strategy are subject to prevailing market conditions, risk limits approved by our Board of Directors (the “Board”) following consideration of recommendations of the Investment Advisory Committee (the “IAC”), the availability of suitable commercial opportunities, and regulatory, legal and tax considerations.

Initial Digital Asset Holdings - SKY

The Board, upon the recommendation of the IAC, has set a primary strategic objective to acquire SKY with substantially all cash in excess of operating requirements, deployed opportunistically. As of the closing of the January 2026 Private Placement, we held an aggregate of approximately 943.6 million SKY. As of June 30, 2026, we held 2,286,511,374 SKY, representing approximately 10% of the total supply of SKY. As of October 2, 2026, we held approximately 2,321,910,691 SKY, representing approximately 10% of total SKY supply. SKY can be acquired, transferred, and held through digital wallets that rely on public/private key pairs, and it may be exchanged on trading venues that support SKY pairs against fiat currencies or other digital assets. The Sky Protocol is a decentralized protocol developed around the USDS stablecoin that is managed by Sky Ecosystem Governance. It is a non-custodial, blockchain-based software protocol consisting of open-source, self-executing, autonomous smart contracts that are currently deployed on the Ethereum blockchain. There are two tokens that are native to the Sky Protocol. The first is the USDS stablecoin, which is a collateral-backed token designed to maintain a soft-peg to the U.S. dollar. The second is SKY, which is the governance token of the decentralized Sky ecosystem.

The Sky Protocol: Creation and Governance

The Sky Protocol evolved from MakerDAO, one of the earliest decentralized finance projects, whose single-collateral origins date to the 2014 to 2015 period and whose DAI stablecoin launched in 2017. The protocol rebranded to Sky in August 2024 and launched USDS as the successor stablecoin to DAI, with 1:1 convertibility between DAI and USDS maintained. In May 2025, the protocol completed its multi-phase “Endgame” transition, retiring the legacy MKR governance token in favor of SKY as the sole governance token of the protocol at a fixed upgrade rate of 1 MKR to 24,000 SKY. The protocol is one of the longest-operating decentralized stablecoin platforms, with USDS and DAI supply exceeding $10 billion as of June 30, 2026 according to data published by Sky Ecosystem Insights (financial.skyeco.com).

Protocol parameters and upgrades are established by SKY holders through an open, on-chain voting process consisting of governance polls followed by executive votes that deploy “spells,” which are executable code changes to the protocol’s smart contracts. Governance operates under the Sky Atlas, the protocol’s governance rulebook, adopted and amendable by SKY tokenholder vote through the protocol’s on-chain governance process, from which executive actions derive. Executive votes are subject to Sky Protocol’s Governance Security Module pause delay, a safety mechanism that imposes a delay between the approval and the activation of executive actions.

Sky Frontier Foundation (the “Foundation”) is an independent foundation organized to support the development of the Sky Protocol ecosystem. The Foundation holds SKY in its own capacity, separate from its investment in the Company. The Foundation is one of the four Purchasers (as defined below) in the January 2026 Private Placement and holds the same contractual rights granted to each Purchaser thereunder, together with a board nomination right shared with two other Purchasers. Specifically: (i) under the January 2026 Securities Purchase Agreement, each Purchaser, including the Foundation, holds, for 24 months following January 16, 2026 and only for so long as it retains at least 50% of the securities it originally purchased, a consent right over any material amendment, modification, addition to, or revocation of the Company’s digital asset strategy (or any similar or successor strategy) as approved by the Digital Asset Strategy Advisory Committee or the Board of Directors and the Company must give prior written notice of any such proposed change, and each Purchaser then has two business days to consent or object where a failure to respond is deemed consent, and (ii) under the Investors’ Rights Agreement dated January 16, 2026 (the “IRA”), each of the Foundation and two other Purchasers may nominate one individual for election to the Board, a right that terminates as to any such Purchaser if it, together with its affiliates, ceases to beneficially own Common Stock, together with securities convertible into or exchangeable for Common Stock, representing at least 5% of the outstanding Common Stock, without regard to any exercise restrictions on such securities. The consent right applies to changes in the strategy itself, and does not extend to individual acquisitions, dispositions, staking, or governance decisions made within the approved strategy.

The Sky ecosystem includes Sky Stars (formerly known as SubDAOs), which are independent, decentralized ecosystem projects built on Sky infrastructure under the rules of the Sky Atlas. Examples include Spark, which launched its own SPK token in June 2025, and Grove. Separately, the protocol’s Agent framework includes Prime Agents (formerly known as Star Agents), which are allocation and execution entities within the protocol. These names reflect changes adopted on the protocol’s governance record, including an August 11, 2025 Atlas Edit (an on-chain governance action amending the Atlas, approved through the protocol’s voting process) that renamed Star Agents to Prime Agents and Prime Delegates to Ranked Delegates.

Holders of SKY may vote directly in governance polls and executive votes or may delegate their voting power, on a non-custodial and revocable basis, to recognized delegates (“Aligned Delegates”) through on-chain delegate contracts. Aligned Delegates are recognized delegates registered under the requirements of the Sky Atlas. Any SKY holder may delegate its voting power to an Aligned Delegate, and Aligned Delegates exercise the delegated voting power subject to alignment obligations under the Atlas designed to protect the protocol. Under the Sky Atlas, the Aligned Delegates with the greatest delegated voting power, currently six as of October 2, 2026, are recognized as Ranked Delegates and hold defined procedural roles under the Atlas, including the ability to trigger proposals to amend the Atlas. Atlas amendments are further subject to a minimum positive participation threshold, currently 480,000,000 SKY. During 2026, Atlas amendment proposals have been triggered by multiple distinct Ranked Delegates. As of October 2, 2026, the six Ranked Delegates collectively held approximately 97.4% of delegated voting power, the two largest Ranked Delegates held approximately 64.4%, and delegated voting power represented substantially all of the voting power exercised in recent governance votes. The Company’s staked SKY carries governance voting rights.

Major modifications to the protocol have included the 2024 rebrand and the launch of USDS, the completion of the Endgame transition (meaning the transition from MakerDAO into the Sky Protocol) and the retirement of MKR in May 2025, the activation of the SKY staking module and Sky Token Rewards, the adoption and scheduled increases of the Delayed Upgrade Penalty (which reduces the amount of SKY received per MKR) applicable to conversions of legacy MKR, and the launch of ecosystem projects and related tokens. See “Our Business, Delayed Upgrade Penalty and Other Protocol Penalties” for more information on the Delayed Upgrade Penalty.

SKY is currently the only digital asset approved for investment by the Board upon the recommendation of the IAC. However, the Company’s strategy contemplates evaluating additional digital assets over time that meet similar economic and risk criteria to SKY. The IAC evaluates and recommends, and the Board approves, any addition to our asset holdings. The evaluation criteria and approval process are described below under “Our Business, Framework for Evaluating Additional Digital Assets.” Any material amendment, modification or addition to our digital asset strategy remains subject to applicable contractual consent rights. Separately, the Company has received, and from time to time may hold, dollar-pegged stablecoins (digital assets designed to maintain a stable value relative to the U.S. dollar), including USDS and USDT, as transaction consideration and as a medium for liquidity management and the purchase of digital assets. Such stablecoins are held only as treasury and transaction balances, and they are not investments under the Company’s framework, are not deployed in staking or other yield activities and are held pending conversion into U.S. dollars, deployment or use for corporate purposes.

The price of SKY is determined in network-based markets by supply and demand among market participants, including individuals, institutions, market makers, and custodial service providers. Liquidity, spreads, and volumes vary by venue and geography. Prices may be volatile due to factors including protocol changes, market sentiment, macroeconomic conditions, third-party platform events, and broader digital asset market dynamics. As of October 2, 2026, the market capitalization of SKY was approximately $2.0 billion, and the 30-day average daily trading volume of SKY was approximately $18.6 million, in each case as reported on the Sky Protocol listing maintained by CoinGecko, which aggregates SKY trading volume across reporting centralized and decentralized venues under a documented methodology. Coinbase Exchange is the principal market for SKY used by the Company for purposes of fair-value measurement. Other trading venues supporting SKY pairs against fiat currencies or other digital assets include Kraken (the affiliated exchange platform; not the Company’s custodian), Crypto.com, KuCoin, and MEXC, and SKY also trades on decentralized exchanges, including through routing via CoW Protocol.

SKY Tokenomics

The Sky Protocol is a decentralized stablecoin issuance and collateralized-lending protocol with a staking module. Overcollateralized vaults and related modules mint USDS (and legacy DAI). The protocol also operates a savings module (sUSDS, bearing the “Sky Savings Rate”), collateralized lending, and on-chain settlement. The protocol is not a trading protocol, and the Company does not operate the protocol. The protocol generates revenue from borrowing fees and other economic activity, a portion of which is used to fund open-market buybacks of SKY that are allocated between distributions to staking participants and the protocol’s surplus buffer.

SKY is the governance token of the Sky Protocol. Its principal use cases are governance voting and staking to receive protocol distributions funded by protocol revenue. The economic link among USDS adoption, protocol revenue, revenue-funded buybacks, and staking rewards is the principal value-accrual mechanism associated with SKY. Over its lifecycle, SKY enters circulation upon conversion of legacy MKR at the fixed upgrade rate, trades on centralized and decentralized venues, may be staked into and unstaked from the protocol’s staking engine, and carries governance voting weight. A brief discussion of hard forks and their historical role in the Sky Protocol is provided below under “Our Business, Industry Participants and Ecosystem.”

The maximum and total supply of SKY is approximately 23.46 billion tokens, which equals the total supply of legacy MKR multiplied by the base upgrade rate of 24,000 SKY per MKR; the amount of SKY ultimately outstanding will be lower than that amount to the extent of SKY burned and SKY forgone under the Delayed Upgrade Penalty described below. Unless otherwise indicated, supply figures for SKY in this disclosure are as reported on the Sky Protocol risk and analytics dashboard maintained by Block Analitica at info.sky.money (the “Sky Dashboard”), which reports supply metrics for the SKY token contract deployed on the Ethereum blockchain at address 0x56072C95FAA701256059aa122697B133aDEd9279 (the “SKY Token Contract”) on the basis of on-chain data; circulating supply figures published by third-party market data aggregators are calculated under their own methodologies and may differ, and the Company has not independently verified the methodology of the Sky Dashboard. As reported on the Sky Dashboard, the circulating supply of SKY was approximately 22.94 billion tokens as of December 31, 2025 and approximately 23.38 billion tokens as of October 2, 2026. Circulating supply as reported on the Sky Dashboard is lower than total supply because it excludes protocol-held balances of SKY, and it may increase or decrease from period to period as a result of protocol activity that does not change total supply, including distributions of SKY from protocol-held balances, repurchases of SKY into protocol-held balances, and burns. New SKY emissions are permanently disabled and the supply of SKY is capped. No SKY is created other than upon conversion of legacy MKR at the fixed upgrade rate, net of the Delayed Upgrade Penalty described below, and because total supply already reflects all legacy MKR at the base upgrade rate, such conversions do not increase total supply. As of October 2, 2026, approximately 84,160 MKR, representing approximately 8.6% of the total supply of legacy MKR, remained unconverted. At the base upgrade rate, that MKR would be convertible into approximately 2.02 billion SKY, and at the 5% Delayed Upgrade Penalty rate currently in effect, into approximately 1.92 billion SKY. Further discussion of average daily trading volume is provided under “Our Business, The Sky Protocol: Creation and Governance.”

SKY has no automatic burn mechanism tied to user transactions. SKY is removed from supply through two channels. First, a portion of protocol surplus is used to repurchase SKY in the open market. Under governance-set parameters, repurchased SKY is allocated between distributions to staking participants and protocol-controlled balances accumulated for burning, and accumulated SKY is burned from protocol-controlled balances upon approval of governance executive votes. In September 2026, an executive vote authorized the burn of approximately 2.86 million SKY held in the protocol’s Pause Proxy balance. As of October 2, 2026, approximately 2.86 million SKY had been burned through this channel in the aggregate. Second, the Delayed Upgrade Penalty described below reduces the amount of SKY received upon conversion of legacy MKR. SKY forgone under the penalty is not received by the converting holder and is not otherwise placed into circulation, and it permanently reduces the amount of SKY that will ultimately be outstanding. At the 5% penalty rate in effect as of October 2, 2026, conversion of all remaining unconverted MKR would result in approximately 101 million fewer SKY being received than at the base upgrade rate, and that reduction increases with each scheduled step-up in the penalty rate. Neither channel affects SKY held by the Company or any other holder, and no new SKY is created through inflationary emission. There are no lockups or unlock schedules applicable to SKY other than voluntary staking, which is not subject to any lockup. This and other aspects of our staking activity are described below under “Our Business, Staking.”

Industry Participants and Ecosystem

The SKY ecosystem includes open-source developers, node operators, wallet providers, custodians, trading venues, market makers, data and analytics providers, payment facilitators, and software and hardware vendors. The breadth, maturity, and reliability of third-party services may affect liquidity, price discovery, and operational resilience. As adoption evolves, we expect service availability to change, including execution, clearing arrangements, and enterprise-grade integration tools.

No contentious or hard forks of the Sky Protocol have occurred through the date of this filing. The MKR-to-SKY upgrade and the DAI-to-USDS transition were governance-approved protocol migrations rather than forks, and each was adopted through the protocol’s on-chain governance process and did not create a competing chain or competing token network.

Custody and Safeguarding of Digital Assets

Overview of Custodial Arrangements

On January 6, 2026, the Company and Fireblocks, Inc. (“Fireblocks”) entered into the Master Services Agreement, which includes the Order Service Form thereunder (collectively, the “Fireblocks Agreement”). Under the Fireblocks Agreement, the Company receives a non-exclusive, non-sublicensable, non-transferable subscription to access and use the Fireblocks service, including the Fireblocks Platform Subscription and Station70 Bunker disaster recovery services. The initial term of the Fireblocks Agreement commenced on January 6, 2026 and expires on January 5, 2027, and automatically renews for successive one-year periods unless either party provides at least 30 days’ prior written notice of non-renewal. Substantially all of the Company’s SKY is held in self-custody through Company-controlled wallets secured by the multi-party computation key management platform provided by Fireblocks, Inc. and is deployed in the Sky Protocol’s staking smart contracts. The residual balance of the Company’s SKY that is not deployed as staked principal consists of accrued but unclaimed staking rewards held in the protocol’s reward contracts, which the Company claims and re-stakes periodically through its Fireblocks-secured wallets.

On February 4, 2026, the Company, Payward Interactive, Inc., Payward Financial, Inc. (doing business as Kraken Financial), and Staked Cayman (collectively, the “Prime Broker”) entered into the Prime Broker Agreement (the “Kraken Agreement”). Under the Kraken Agreement, the Company receives the following services: (i) digital asset trading and execution services through the Kraken platform, (ii) custodial services for the safekeeping of digital assets through segregated custody accounts and (iii) a deferred payment facility providing the Company with a trading cap to execute trades without prefunding. The Company receives a non-exclusive, non-transferable, non-sublicensable, revocable, and royalty-free license to access and use the Prime Broker's platform and related content. Fees associated with the services include a setup fee, trading costs reflected in spreads applied to executed transactions, and a custody fee payable monthly in arrears. All custodied digital assets are held in trust for the benefit of the Company in segregated custody accounts controlled by the Prime Broker as a custodian under Wyoming law. The initial term of the Kraken Agreement is one year and automatically renews for successive one-year terms unless either party provides at least 30 days’ prior written notice of non-renewal. Either party may also terminate the Kraken Agreement upon 30 days’ written notice. The Company maintains its qualified custody relationship with Payward Financial, Inc. (doing business as Kraken Financial), a Wyoming special purpose depository institution, which held zero or a de minimis amount of SKY of the Company as of October 2, 2026.

The above description of the Fireblocks Agreement and Kraken Agreement is a summary only and is subject to, and qualified entirely by, the Fireblocks Agreement and Kraken Agreement, which are incorporated by reference as Exhibits 10.1 and 10.2, respectively, to this filing.

Kraken Financial serves as the Company’s qualified custodian pursuant to Wyoming law. Because staking requires on-chain deployment that cannot be executed from a custodial account, substantially all of the Company’s SKY is held in self-custody through Company-controlled wallets secured by the multi-party computation (“MPC”) key management platform provided by Fireblocks and is deployed in the Sky Protocol’s staking smart contracts. Fireblocks does not hold digital assets, does not act as a custodian, and does not have unilateral control over the Company’s digital assets.

Kraken Financial’s Wyoming special purpose depository institution charter is current, and in March 2026 the Federal Reserve Bank of Kansas City approved a limited-purpose master account for the chartered entity. The broader Kraken trading and custody platform operates through affiliated entities registered as money services businesses with the Financial Crimes Enforcement Network and licensed as money transmitters in various states. Kraken Financial does not hold a New York BitLicense. Fireblocks is a technology provider and is not a licensed custodian. Its current certifications include Services Organization Controls (“SOC”) 2 Type II and SOC 1 Type II examinations, ISO/IEC 27001:2022, 27017, 27018 and 22301 certifications, and CryptoCurrency Security Standard Qualified Service Provider Level 3 certification.

The Company’s arrangements provide the following types of storage. At Kraken Financial, the Company’s SKY, when held there, is maintained in a segregated custody account under the custody terms of the parties’ agreement. In self-custody, the Company’s wallets are secured by Fireblocks MPC infrastructure employing key sharding, a transaction policy engine, and address allow-listing. Staked SKY is held by the protocol’s staking smart contract itself and is controlled through the Company’s MPC-secured wallets.

As of October 2, 2026, substantially all (more than 99%) of the Company’s SKY was deployed in the Sky Protocol’s staking smart contract rather than held at rest in a wallet, and that position is controlled through the Company’s MPC-secured wallets, in which no complete private key exists on any single device or system at any time and every transfer of assets requires multi-party quorum approval under the Company’s transaction policy engine and address allow-listing, characteristics the Company considers comparable to warm storage. The residual balance of SKY consisted of accrued but unclaimed staking rewards held in the protocol’s reward contracts and controlled through the same infrastructure. The Company held no SKY with Kraken Financial, which, when used, provides segregated custody employing proprietary cryptography and hardware-based storage. The Company does not maintain hot wallets holding material balances of SKY. Accordingly, as of October 2, 2026, 100% of the Company’s SKY was held in arrangements the Company considers comparable to warm storage, and none of the Company’s SKY was held in cold storage or hot storage.

The Company maintains a framework of policies, procedures, and internal controls over the custody and storage of its digital assets, including: oversight by the Board and the IAC, a written internal transaction policy governing digital asset custody, approvals, and transfer verification, segregation of duties between the initiation and the approval of transfers, with multi-party authorization required for each digital asset transaction under MPC approval quorums, address allow-listing restricting transfers to pre-approved addresses, transfer-value verification controls, including out-of-band verification for transfers at or above defined thresholds and per-transaction limits under the policy, multi-factor authentication for custody-service access and privileged-user access, with role-based, least-privilege access controls, reconciliation of on-chain balances to the Company’s books and records, periodic access reviews and periodic disaster-recovery exercises. The Company does not disclose specific wallet architecture, approval quorum configurations, or key-holder identities, because such disclosure would itself create a security exposure. The Company does not publish a per-wallet or per-custodian breakdown of its token holdings.

Given the significant amount of SKY the Company holds, we continually evaluate and seek to engage additional digital asset custodians and infrastructure providers to further diversify risk. We may also, in the future, discontinue or change the use of one or more third-party service providers or utilize alternative custody arrangements, including self-custody. Under our agreements, each of Kraken Financial and Fireblocks may engage third-party service providers, affiliates, or subcontractors to assist in performing their respective obligations. None of our service providers are related parties of the Company.

In addition to these custodial arrangements, the Company may utilize non-custodial or third-party Web3 wallets and infrastructure, including institutional-grade transaction and security platforms, to facilitate protocol participation, staking, governance, or other interactions with decentralized applications. Assets held in such wallets are generally limited to amounts necessary for operational or transactional purposes and are subject to internal controls, segregation of duties, and risk management policies designed to mitigate loss.

Custodian Selection, Security Practices and Liability Limitations

We carefully select our service providers through a due diligence process designed to assess their operational capabilities, security controls, regulatory posture, and ability to support the Company’s custody, self-custody, execution, staking, and governance requirements. In evaluating service providers, we consider whether they can demonstrate, among other things:

●	Segregation of our assets on-chain or in omnibus arrangements with books-and-records sub-accounting;

●	Secure private key management, including vault-based custody, MPC or proprietary cryptography and hardware-based storage, multi-factor authorization, and role-based access controls;

●	Contractual liability provisions for failure to safeguard assets, subject to negotiated limitations;

●	Information security and operational safeguards; and

●	Rights to review or obtain third-party control attestations and to perform additional diligence as market conditions warrant.

Our custodial and platform agreements employ distinct approaches to key management. Under our agreement with Kraken Financial, all supported digital assets held in custody are stored using proprietary cryptography and hardware storage. Under our agreement with Fireblocks, self-custodied digital assets are managed through MPC infrastructure in which cryptographic key shares are distributed through key-sharding technology, together with a transaction policy engine and address allow-listing, and we have engaged a third-party disaster recovery service provider, Station70, to facilitate key recovery in the event of loss or compromise. These approaches are intended to mitigate risks associated with internet connectivity, including unauthorized access and cyberattacks.

We negotiate contractual liability provisions with each of our service providers, the key terms of which differ as described below.

Under our agreement with Kraken Financial, Kraken Financial is required to use reasonable care to keep in safe custody all custodied digital assets for the benefit of and on behalf of the Company. Except in the case of gross negligence, willful misconduct or fraud, the total aggregate liability of Kraken Financial for custodial services is capped at the greater of (A) the fair market value of the custodied digital assets at the time the events giving rise to the liability occurred and (B) the fair market value of the custodied digital assets at the time the Company has actual knowledge of the events giving rise to the liability. Kraken Financial will not be liable for indirect, incidental, special or consequential damages, except in the case of willful misconduct or fraud.

Under our agreement with Fireblocks, Fireblocks warrants that the platform will perform materially in accordance with applicable documentation and that it will use commercially reasonable efforts to ensure the platform does not introduce malicious code into our systems. Fireblocks' maximum aggregate liability is capped at the total fees paid to Fireblocks under the applicable order form in the twelve (12) months immediately preceding the event giving rise to the claim, except for our misappropriation or other violation of Fireblocks' intellectual property rights. Neither party is liable for indirect, incidental, special, punitive or consequential damages, or any loss of revenue, reputation, or profits, data, or data use, except in the case of our misappropriation of Fireblocks' intellectual property.

Ongoing Monitoring

We conduct ongoing monitoring of our service providers throughout each engagement, which includes:

●	obtaining and reviewing available third-party certifications and audit reports, including SOC Type II and ISO 27001 reports maintained by Fireblocks and records maintained by Kraken;

●	exercising contractual rights to review relevant internal controls, including through audit rights; and

●	performing supplemental due diligence reviews annually or more often when warranted by market conditions or other circumstances.

Insolvency and Legal Protections

Based on existing law and the terms and conditions of our custody arrangements, we believe that SKY held with Kraken Financial would not be considered part of a service provider's bankruptcy estate were Kraken Financial to enter bankruptcy, receivership, or similar insolvency proceedings. Our self-custodied SKY is held in Company-controlled wallets, and Fireblocks does not hold those assets or have unilateral control over them. However, legal precedent regarding the treatment of digital assets in insolvency proceedings remains limited and evolving, and no assurance can be provided that a court would reach a conclusion consistent with our belief.

Execution of SKY Transactions

The Company’s initial SKY holdings were received as in-kind consideration contributed by the purchasers in the January 2026 Private Placement (the “Purchasers”) at the closing of that transaction. All SKY acquired by the Company since the closing of the January 2026 Private Placement has been purchased in open-market transactions executed through unaffiliated third-party execution venues. The Company executes its acquisitions and dispositions of SKY through institutional digital asset trading venues and, to date, has conducted these transactions through Coinbase. Coinbase performs order execution on standard institutional terms, with settlement of acquired SKY to Company-controlled wallets. No Coinbase entity provides custody of the Company’s digital assets. Rather, acquired SKY is transferred from the execution venue to the Company’s custody arrangements described under “Our Business, Custody and Safeguarding of Digital Assets” above. No affiliate or related party of the Company or of any investor in the January 2026 Private Placement has acted as an execution provider for the Company, and the Company has no related-party trading arrangements. The Company does not use trading venues for the ongoing custody of its SKY. Risks of loss due to cyber incidents, operational failures, insolvency, or legal uncertainty remain.

Acquisition and Monetization Policies

The Company’s acquisitions of SKY are opportunistic and are executed exclusively through open-market transactions. Acquisitions are funded by available cash, proceeds from the Company’s at-the-market offering program (the “ATM Program”), for which Virtu Americas LLC acts as sales agent and under which approximately $83.2 million remained available of the $100.0 million program as of September 30, 2026, and by potential future financings subject to Board approval. The pace and magnitude of acquisitions depend on market conditions for the Company’s Common Stock, SKY pricing and liquidity, the Company’s cash position, and the availability of the ATM Program. The Company holds its SKY as a long-term strategic position and does not engage in short-term speculative trading, margin transactions, or derivatives referencing digital assets absent recommendation by the IAC and subsequent approval by the Board as a “Strategy Change” under the framework described under “Staking” below. The Company may monetize SKY at any time, in its discretion, when it determines that doing so is in the best interests of the Company and its stockholders. Monetization may serve portfolio purposes, including realizing gains, rebalancing the Company’s treasury and managing tax positions (including through specific identification of tax lots), as well as funding purposes. The Company has not adopted, and does not maintain, predetermined price levels, thresholds, schedules or formulas that trigger monetization. In determining whether and to what extent to monetize, management considers the relevant factors individually and in aggregate, including, among others, the Company’s operating cash requirements measured against a rolling forecast, prevailing SKY prices, liquidity and market depth relative to the size of any disposition, the staking rewards forgone by unstaking, conditions in the market for the Common Stock and the availability of alternative capital sources, including the ATM Program and potential financings, tax, legal, regulatory and accounting considerations, and prevailing market conditions generally. No single factor is determinative. Any monetization is executed in accordance with the governance framework described under “Staking” below, through the unaffiliated institutional venues described above. The Company’s SKY is unencumbered, staked SKY may be unstaked at any time without lockup or exit fee, and the Company’s entire position is accordingly available for monetization at its discretion. The Company has not monetized any SKY to date.

Investment Advisory Committee

In September 2026, the Board reconstituted the Digital Asset Strategy Advisory Committee as the Investment Advisory Committee (the “IAC”) pursuant to a written charter adopted by the Board. References in the Company’s prior filings to the Digital Asset Strategy Advisory Committee refer to that committee as previously constituted. Where the Company’s contracts refer to the Digital Asset Strategy Advisory Committee, those references are to the committee by the name used in the applicable agreement.

Under its charter, the IAC is an advisory committee established by the Board to provide strategic guidance, risk oversight, and expert recommendations to the Board and management with respect to the Company’s investment strategy, including the acquisition, holding, management, deployment, and disposition of the Company’s investments and digital assets and the Company’s exercise of governance and voting rights associated with those holdings. The IAC is an advisory body, and it is not a committee of the Board within the meaning of Section 141(c) of the Delaware General Corporation Law. The IAC has no authority to act for or bind the Company. The charter provides that the IAC consists of no fewer than two members, that the Chief Executive Officer serves at all times as a member and as Chairperson of the IAC, ex officio, and that the IAC includes at least one additional member satisfying the charter’s qualification criteria. Members other than the Chief Executive Officer are appointed by the affirmative vote of a majority of the Board together with the affirmative consent of the Chief Executive Officer, need not be directors, and may include officers, employees, consultants, or external advisors.

Under the charter’s qualification criteria, each member other than the Chief Executive Officer should possess expertise or experience relevant to the Company’s investment strategy, which may include capital markets, digital asset markets, portfolio management, blockchain technology, decentralized finance protocols, institutional custody of investments or digital assets, stablecoin infrastructure, on-chain governance, digital asset regulation and compliance, or risk management. As of the date of this filing, the members of the IAC are Michael Kazley (Chairperson, ex officio), Henry Blynn, and Jeff Zheng, who provide a range of experience and insight relating to investments in both digital and traditional assets. The composition and governance of the IAC are further described in the Company’s definitive proxy statement for the 2026 annual meeting of stockholders, filed with the SEC on September 28, 2026.

Framework for Evaluating Additional Digital Assets

The IAC evaluates and recommends, and the Board approves, any addition to the Company’s asset holdings. In evaluating a prospective asset, the IAC applies the following principal criteria: valuation, meaning whether the asset is attractively priced relative to the economic returns it generates, its net asset value, or comparable measures; productivity, meaning whether the asset generates identifiable economic returns to holders, such as profits, distributions, yield, or staking or protocol rewards, as distinguished from assets whose return depends principally on price appreciation or, in the case of digital assets, on inflationary issuance of new tokens; liquidity, meaning the depth and quality of the markets in which the asset trades and the Company’s ability to acquire or dispose of a position of meaningful size without undue price impact; and quality, meaning the durability of the asset’s underlying economics and, for digital assets, protocol revenue durability, security and audit history, governance quality, and custody and operational feasibility within the Company’s infrastructure, together in all cases with the asset’s legal, regulatory, tax, and accounting profile and its effect on portfolio concentration. The Company regards a digital asset as exhibiting “revenue-generating characteristics” where its economics derive from identifiable protocol-level revenue, such as fees from stablecoin issuance, lending, settlement, or comparable on-chain financial services, that funds distributions, buybacks, or rewards to token holders. The IAC’s mandate is not limited to digital assets, but SKY remains the only asset approved under the framework. Any addition that would constitute a material amendment, modification, or addition to the Company’s digital asset strategy is subject to the Purchasers’ consent right described under “Our Business, The Sky Protocol: Creation and Governance” above.

Staking

The Company’s sole yield activity is native staking of SKY in the Sky Protocol’s staking smart contract, and SKY is the only asset the Company stakes. The Company does not engage any third-party staking provider and has never used a third party for staking. All staking is executed directly by the Company through its own MPC-secured wallets, exclusively through native Sky Protocol staking. The only asset the Company deposits into the Sky Protocol is SKY, which is locked directly into the protocol’s staking engine from Company-controlled wallets. The Company receives no transferable receipt or liquid-staking token in exchange for staked SKY. Its staked SKY is recorded as a non-transferable on-chain position and continues to be carried on the Company’s books as a digital asset at fair value on the same basis as unstaked SKY. Staked SKY confers governance voting weight and reward eligibility and is not lent, rehypothecated, or used as collateral by the protocol.

SKY is locked directly into the protocol’s staking smart contract through Company-controlled wallets. Staking rewards accrue and are allocated to the Company’s staking position by the smart contract on a per-Ethereum-block basis (approximately every 12 seconds), based on the quantity of SKY staked and the reward rate established through Sky Protocol governance. Rewards are earned in SKY and are recognized as revenue at fair value when earned. During the six months ended June 30, 2026, the Company earned 67,132,900 SKY in staking rewards ($4.7 million of staking revenue), including 31,746,251 SKY ($2.2 million) in the second quarter. Staking rewards are funded by protocol revenues, including borrowing fees, savings spread, and settlement activity, that are used for open-market buybacks of SKY allocated between staking distributions and the protocol surplus buffer. Rewards are revenue-funded and are not the product of inflationary emission. The reward rate is not fixed. It results from parameters established through Sky Protocol governance (also referred to as Sky Ecosystem Governance), the on-chain SKY-holder voting process described under “The Sky Protocol: Creation and Governance,” principally the allocation of revenue-funded SKY buybacks between staking distributions and the protocol’s surplus buffer, applied across the aggregate amount of SKY staked. The resulting annualized rate accordingly varies with those parameters, the total amount of SKY staked and the market price of SKY at which buybacks execute. Published annualized reward rates have ranged from approximately 1.5% to approximately 18% since the staking module’s activation, and were approximately 16.1% as of December 31, 2025, approximately 10.5% as of March 31, 2026, approximately 5.7% as of June 30, 2026 and approximately 6.6% as of October 2, 2026, in each case as published by the Sky Dashboard. Historical rates are not indicative of future rates. The Company’s staking revenue in any period reflects both the prevailing rate and the size of its staked position, which increased over each of these periods.

The Company has historically staked substantially all of its SKY holdings and expects to continue deploying a substantial majority of its holdings in staking, while retaining discretion to reduce staked amounts to meet liquidity needs, manage risk, or execute dispositions within its approved strategy. The Company has not adopted a fixed target percentage. Unstaking is not subject to any fixed lockup, unbonding period, or exit queue: SKY may be staked and unstaked, and rewards claimed, at any time and in any amount, with no minimum. There is no lockup and, currently, no exit fee. The staking module includes a governance-settable exit fee parameter that is currently set to zero, and exit parameters are governance-adjustable, as described under “Risk Factors” below.

Staking rewards earned in SKY have been retained, substantially all of which remain deployed in staking. All staking rewards accrue directly to the Company’s staking position. No staking provider, validator, custodian or other service provider receives any percentage or share of the Company’s staking rewards, and the Company retains 100% of the rewards it earns. Fees paid to the Company’s infrastructure providers are fixed, subscription-based service fees and are not calculated by reference to, or paid out of, staking rewards. The Company currently expects to continue retaining and re-staking rewards earned, and has not adopted a fixed percentage of rewards to be retained or monetized. Any future monetization of rewards would be undertaken on the basis described under “Acquisition and Monetization Policies.” The Company may in the future monetize rewards for general corporate purposes, including operating expenses, tax obligations, and liquidity management. A small amount of rewards accrues per block and remains unclaimed until periodically claimed and re-staked by the Company. Staked SKY is held by the protocol’s staking smart contract and is controlled through Company wallets secured by Fireblocks MPC infrastructure; it is not held by a custodian while staked, and the Company’s staked position is not lent or rehypothecated. See “Our Business, Custody and Safeguarding of Digital Assets” above.

The Company’s digital asset activities are overseen under the charter of the IAC (the “IAC Charter”), adopted by the Board. Under the IAC Charter, any material change to the Company’s investment strategy, expressly including the addition or removal of an approved asset, any material change to the Company’s risk limits, and the commencement of derivatives transactions or margin arrangements referencing the Company’s digital assets, constitutes a “Strategy Change” that the IAC must first evaluate and recommend, and that may be implemented only upon the subsequent affirmative approval of a majority of the Board, memorialized in a Board resolution and subject to compliance with applicable law and the Company’s contractual obligations. Under the IAC Charter, the IAC reports its recommendations to the Board after each of its meetings, and management executes the strategy within that framework. The Company has the following prohibitions and controls currently in effect: the Company does not use leverage or margin, does not engage in derivatives referencing digital assets, does not lend or rehypothecate its digital assets, does not engage in short-term speculative trading and executes all acquisitions and dispositions through unaffiliated institutional venues. These practices are enforced through the Company’s written internal transaction policy, which requires that no transfer of digital assets can be executed by any single individual, and every transfer requires multi-party quorum approval through the Company’s MPC infrastructure, transfers are restricted to allow-listed addresses, transfers at or above defined thresholds require out-of-band verification, and per-transaction limits apply. Treasury liquidity is evaluated by management against a rolling forecast of operating requirements. In that evaluation the Company considers cash and cash equivalents held outside the digital asset strategy together with the immediate accessibility of its staked SKY, which may be unstaked at any time without lockup or exit fee. Management reports regularly to the Board on the Company’s holdings, staking activity and liquidity.

Anti-Money Laundering and Sanctions

The Company is not a money services business, an exchange, or a custodian, and it does not transact with retail counterparties or maintain customer accounts. Unlike businesses that custody, transmit, or intermediate digital assets on behalf of third parties, the Company transacts exclusively for its own account and does not facilitate or intermediate flows between third parties. The Company’s digital asset activity consists of acquisitions and dispositions through regulated institutional trading venues that maintain their own know-your-customer and anti-money-laundering programs, custody with a Wyoming-regulated qualified custodian that maintains its own compliance programs, and direct on-chain staking from Company-controlled wallets. The Company believes that this operational structure reduces its exposure to the money-laundering and sanctions risks that may arise in connection with businesses that custody or transmit digital assets on behalf of third parties. The Company’s wallet infrastructure restricts transfers to pre-approved, allow-listed addresses. Sanctions obligations, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, apply to the Company’s own transactions, and the Company monitors regulatory developments applicable to its activities and periodically reviews its practices and counterparties. The Board and the IAC maintain general oversight of risk management, including legal and regulatory compliance matters, and are informed of developments in anti-money laundering and sanctions regulation relevant to the Company’s activities. The Company evaluates on an ongoing basis whether to adopt additional compliance policies or procedures as its operations evolve, its investment portfolio diversifies, or applicable regulatory requirements change, and will implement such measures as it determines to be appropriate in light of its activities and risk profile.

Airdrops, Incidental Rights, and Forks

The Company evaluates airdrops, incidental rights, and assets arising from forks on a case-by-case basis. The Company claims or takes control of such assets only where doing so is lawful, operationally secure, and supported by the Company’s custody and wallet infrastructure, and accounts for any such assets when control is established. As of October 2, 2026, no contentious or hard forks of the Sky Protocol have occurred. In the event of a fork of a network relevant to the Company’s holdings, the Company expects to follow the chain recognized as canonical by its principal market and its custody and infrastructure providers, and may be unable, or may determine not to, claim or support forked or airdropped assets. Unclaimed or unsupported assets may have value that the Company does not realize.

Delayed Upgrade Penalty and Other Protocol Penalties

The Sky Protocol’s Delayed Upgrade Penalty applies solely to conversions of legacy MKR into SKY and reduces the amount of SKY received per MKR from the base upgrade rate of 1 MKR to 24,000 SKY. The penalty was authorized under the Sky Atlas and was initially set at 1% by an executive vote in September 2025, effective September 22, 2025, increasing by one percentage point approximately every three months thereafter. Through October 2, 2026, penalty-setting executive votes have been implemented five times: 1%, effective September 22, 2025; 2%, effective in December 2025; 3%, effective in approximately March 2026; 4%, effective June 4, 2026; and 5%, effective in September 2026, the current rate, under which late conversions receive 22,800 SKY per MKR rather than the 24,000 SKY base rate. The penalty progressively reduces the amount of SKY issuable in respect of remaining unconverted MKR.

The Delayed Upgrade Penalty applies only to conversions of legacy MKR and has no application to SKY already outstanding. The Company holds SKY, not MKR, and the penalty does not apply to the Company’s holdings. Native SKY staking involves no slashing or penalty mechanism. Liquidation mechanics within the staking module apply only to positions that borrow USDS against staked collateral, not to participants that stake without borrowing. The Company does not borrow against its staked position.

Considerations of Holding SKY

We believe that long-term ownership of digital assets, including SKY, can provide exposure to blockchain-based financial infrastructure that enables peer-to-peer settlement and programmability without reliance on a central operator. We also believe that such exposure can offer participation in protocol-level economics if adoption of the Sky Protocol, tooling, and ecosystem services expands. However, this strategy also contains risk, and we will continue to monitor and adjust our strategy for the impact of volatility, technology, operational, and governance risks inherent to open-source networks, market structure risks, and evolving and overlapping regulatory frameworks across jurisdictions that may affect trading venues, custodians, and enterprise access to services. We weigh these factors against our liquidity needs, risk appetite, and regulatory obligations in determining the scope and cadence of any future acquisitions or dispositions.

Governmental, Regulatory, and Accounting Considerations

The legal and regulatory landscape applicable to blockchain-based networks and network-native units like SKY continues to evolve in the United States and internationally. Multiple regulators have asserted jurisdiction over aspects of digital asset markets, including anti-money laundering compliance, market integrity and manipulation, consumer protection, tax reporting, commodities and derivatives regulation, and sanctions. Regulatory actions affecting trading venues, custodians, or other service providers could impair access, liquidity, or pricing for SKY. We monitor developments and adjust our counterparties, controls, and policies accordingly.

Digital assets held by the Company will be subject to evolving accounting standards, and changes in market value and protocol participation may result in volatility in the Company’s financial results.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as amended, and in our most recent Quarterly Report on Form 10-Q and other filings made pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as any amendments thereto reflected in any such subsequent filings with the SEC.

The risks described in these documents are not the only ones we face, but those that we consider to be material based on the information currently known to us. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Ownership of Our Common Stock

Entities affiliated with our Chief Executive Officer beneficially own, and upon exercise of the January 2026 Pre-Funded Warrants would beneficially own, a substantial majority of our Common Stock.

As of September 18, 2026, R01 Fund LP, whose investment manager’s managing member is Michael Kazley, our Chief Executive Officer and Chairman of the Board, and Framework Ventures IV L.P. each beneficially owned approximately 43.8% of our outstanding Common Stock, or approximately 87.6% in the aggregate, and each Purchaser holds January 2026 Pre-Funded Warrants exercisable, subject to the tiered exercisability schedule and the beneficial ownership limitations, for additional shares. As a result, these holders are able to exert substantial influence over matters submitted to our stockholders, including the election of directors (including through the nomination rights under the IRA) and significant corporate transactions, and their interests may differ from those of our other stockholders. This concentration of ownership also limits the public float and trading liquidity of our Common Stock.

Exercise of the January 2026 Pre-Funded Warrants will substantially increase the number of shares of Common Stock outstanding and will dilute the percentage ownership of existing stockholders.

Upon exercise in full of the pre-funded warrants issued in conjunction with the January 2026 Private Placement (the “January 2026 Pre-Funded Warrants”), we would issue up to 167,539,227 additional shares of Common Stock, increasing our outstanding shares from 51,751,359 as of October 2, 2026 to approximately 219.3 million. In addition, under Section 3(a) of the January 2026 Pre-Funded Warrants, the number of shares issuable upon exercise may increase if we issue, or are deemed to issue, Common Stock or Common Stock equivalents at a price below the $0.85 per-share purchase price of the warrants, subject to specified excluded issuances. Because the January 2026 Pre-Funded Warrants were substantially pre-funded at the closing, we will receive only the $0.05 per share exercise price upon exercise (up to approximately $8.4 million in the aggregate), or no additional cash in the case of a cashless exercise. The issuance of these shares will dilute the percentage ownership and voting power of existing holders of our Common Stock.

Risks Related to the Sky Protocol, SKY and Our Digital Asset Activities

Voting power in Sky Protocol governance is concentrated.

SKY holders may delegate voting power to recognized delegates, and a substantial portion of the voting power exercised in recent governance votes has been exercised by a small number of such delegates. Under the protocol’s governance rules, the six delegates with the greatest delegated voting power hold recognized procedural roles, and the largest of these delegates individually account for a significant share of delegated voting power. As of October 2, 2026, the six Ranked Delegates collectively held approximately 97.4% of delegated voting power, and the two largest held approximately 64.4%. Ranked Delegates are the Aligned Delegates holding the greatest voting power delegated to them by SKY holders. In addition, a small number of holders, including Sky Protocol core contributors and other ecosystem participants, control a substantial portion of total SKY supply. As a result, governance outcomes adverse to the Company’s interests, including changes to staking reward parameters, staking module exit parameters, or other protocol economics, could be approved or blocked without the Company’s support, and the governance voting weight of the Company’s staked SKY, while significant in scale, may be insufficient to influence outcomes.

The Company’s transactions in SKY may be subject to front-running.

Transactions in SKY, whether on trading venues or on-chain, may be observable to other market participants before or upon execution. Automated strategies, including those exploiting maximal extractable value on public blockchains, may anticipate, front-run, or otherwise trade ahead of the Company’s orders, increasing the Company’s execution costs for acquisitions and reducing the realized proceeds of dispositions. The size of the Company’s position relative to SKY’s market liquidity may amplify these effects.

Reported trading volumes for SKY may reflect wash trading or other manipulative activity.

Digital asset trading venues are not uniformly regulated, and reported trading volumes for SKY may include wash trading or other manipulative activity that overstates genuine liquidity. Distorted volume and price signals may impair price discovery, affect the fair value of the Company’s holdings as measured at its principal market, and cause the Company to misjudge the liquidity available for acquisitions or dispositions.

Security failures or operational problems at SKY trading venues could adversely affect the Company.

The Company executes its acquisitions and dispositions of SKY through institutional digital asset trading venues and, to date, has conducted these transactions through Coinbase. Trading venues on which SKY is traded may experience cyberattacks, insolvency, commingling or loss of customer assets, suspension of withdrawals, outages, or regulatory action. SKY held at a trading venue in connection with executing and settling a transaction could be lost, frozen, or delayed in transfer if such an event were to occur, and disruption at a significant venue could impair SKY liquidity and price discovery more generally. The Company does not use trading venues for the ongoing custody of its SKY and transfers acquired SKY to the Company’s custody arrangements described under “Our Business, Custody and Safeguarding of Digital Assets” above.

Security incidents have occurred within the broader Sky ecosystem, and future incidents could be materially larger.

Incidents have occurred at third-party products built on Sky Protocol infrastructure. For example, in May 2025, a third-party vault product integrated with the protocol’s sUSDS savings token experienced an arbitrage exploit of a mispriced internal conversion mechanism, resulting in a loss of approximately $43,000 at the vault level before automated safeguards paused the product. The incident did not affect Sky Protocol core smart contracts, the USDS peg (USDS’s 1:1 value reference to the U.S. dollar, maintained by the protocol’s collateralization and stability mechanisms), or the Company’s holdings. In addition, in April 2026, the protocol precautionarily paused a cross-chain bridging integration following an exploit at an unaffiliated third-party protocol, without impact to Sky Protocol contracts or USDS collateralization. Future incidents, whether at the protocol’s core contracts, at integrated third-party products, or at supporting infrastructure, could be materially larger, could directly affect staked SKY or protocol revenue, and could materially and adversely affect the value of the Company’s holdings.

Forks, airdrops, and incidental rights may create assets the Company cannot secure or realize.

Forks of networks relevant to the Company’s holdings, airdrops, and other incidental rights may create assets that the Company is unable to secure, claim, or realize, and unclaimed or unsupported assets may have value that the Company does not realize. Claiming or taking control of unfamiliar assets may introduce security, legal, tax, or accounting complexity. In the event of a fork, the Company’s election to follow the chain recognized as canonical by its principal market and its custody and infrastructure providers may prove economically disadvantageous.

Special Note Regarding Forward-Looking Statements

This disclosure contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that are based on our management's current expectations, assumptions, estimates, projections and beliefs and on information currently available to our management. Forward-looking statements are predictions based on expectations and projections about future events, are not statements of historical fact, and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different and adverse from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements and related risks, uncertainties, factors and assumptions include, but are not limited to, statements regarding the Company’s capital allocation strategy; the Company’s plans to hold, stake, and potentially monetize SKY tokens and other digital assets; the Company’s views regarding the growth and development of the stablecoin economy and related digital asset infrastructure; the variability of staking rewards and protocol governance parameters; and the Company’s intentions regarding future SKY token acquisitions. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “projects,” “should,” “targets,” “will,” “would” and similar expressions intended to identify forward-looking statements. These forward-looking statements are based on management's current expectations and involve known and unknown risks and uncertainties, including risks related to the volatility of digital asset markets, regulatory developments affecting digital assets and staking activities, changes in protocol governance parameters, cybersecurity risks, and other risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as amended, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the SEC. The forward-looking statements in this disclosure represent management’s views as of the date hereof. Actual results may differ materially from those expressed or implied in any forward-looking statements. The Company undertakes no obligation to update forward-looking statements except as required by law.